UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT: February 29, 2020

(Date of earliest event reported)

Hornbeck Offshore Services, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-32108	72-1375844
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

103 Northpark Boulevard, Suite 300 Covington, LA		70433
(Address of Principal Executive Offices)		(Zip Code)

(985) 727-2000

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Class	Trading Symbol	Name of exchange on which registered
Common Stock, $0.01 par value	HOS	New York Stock Exchange
Common Stock, $0.01 par value	HOSS	OTCQB

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement

Partial Payoff and Amendment to Senior Credit Agreement

On February 29, 2020, Hornbeck Offshore Services, Inc. (the “Company”) agreed to make a cash payment of $50 million out of its restricted cash to CIT Northbridge Funding I LLC (“CIT”) in full satisfaction of CIT’s share of the existing obligations under that certain Senior Credit Agreement dated as of June 28, 2019 by and among the Company, as Borrower, certain of the Company’s subsidiaries, as guarantors, certain lenders, and CIT Northbridge Credit LLC (the “Agent”) as Administrative Agent and Collateral Agent for the lenders (the “Senior Credit Agreement”). Upon the receipt by CIT on March 2, 2020 of the agreed upon payoff amount and certain related payments, CIT’s share of the existing obligations under the Senior Credit Agreement was repaid in full and CIT has no further obligation to make additional loans under the Senior Credit Agreement. Following such payoff, the outstanding balance under the Senior Credit Agreement is $50 million.

On February 29, 2020, in connection with such payoff of CIT, the Company entered into Amendment No. 2 to the Senior Credit Agreement (“Amendment No. 2”) whereby the Senior Credit Agreement, as previously amended, was further amended to clarify various provisions and make certain technical revisions related to the removal of CIT as a lender under the Senior Credit Agreement. The foregoing is a summary only, is not necessarily complete, and is qualified in its entirety by reference to Amendment No. 2, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 8.01 Other Events

Forbearance

Consistent with the disclosure in our Form 8-K earlier this week, on March 2, 2020, the Company, together with the administrative agents and certain of its lenders (the “Lenders”) under its existing Senior Credit Agreement, First Lien Term Loan Agreement and Second Lien Term Loan Agreement, entered into separate forbearance agreements (the “Forbearance Agreements”), pursuant to which such Lenders agreed, until 11:59 p.m. Houston time on March 31, 2020 (which, under certain circumstances, may be extended to 11:59 p.m. Houston time on April 1, 2020), except in the case of early termination of a Forbearance Agreement, to forbear from exercising certain of their rights and remedies with respect to certain defaults by the Company, including, but not limited to, the Company’s failure to make that certain interest payment due March 2, 2020 with respect to the Company’s outstanding 5.000% Senior Notes due 2021.

Forward-Looking Statements

This communication contains forward-looking statements, including, in particular, statements about the term and the provisions of the Forbearance Agreements. These statements are based on the Company’s current assumptions, expectations and projections about future events. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, the Company can give no assurance that the expectations will prove to be correct.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit Title or Description

10.1*	Amendment No. 2 to the Senior Credit Agreement dated as of February 29, 2020 by and among the Company, as Borrower, the guarantors signatory thereto, CIT Northbridge Credit LLC, as Collateral Agent and Administrative Agent, and the lenders party thereto.

*	The schedules and exhibits to the agreements have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Hornbeck Offshore Services, Inc.

Date: March 5, 2020	By:	/s/ James O. Harp, Jr.
James O. Harp, Jr.
Executive Vice President and Chief Financial Officer